UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1)

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A. P. PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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A.P. PHARMA, INC.

Notice Of Annual Meeting Of Stockholders

To Be Held June 29, 2011

To our Stockholders:

The Annual Meeting of Stockholders of A.P. Pharma, Inc. (“we,” “us” and “our”) will be held on June 29, 2011 at 9:00 a.m. local time at our headquarters located at 123 Saginaw Drive, Redwood City, California 94063, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect four nominees for Director, named herein to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock from 100,000,000 to 1,500,000,000;

3.	To approve an amendment to our 2007 Equity Incentive Plan (the “2007 Plan”) to: a) increase by 90,000,000 the authorized number of shares of common stock reserved for issuance under our 2007 Plan, b) increase the maximum number of shares of our common stock, par value $0.01 per share (the “Shares”) that can be granted to an individual as an equity award in any calendar year from 300,000 shares to 50% of the authorized number of shares reserved for issuance under the 2007 Plan and c) allow for automatic annual increases to the number of shares authorized for issuance under the 2007 Plan for each of the next three years;

4.	To approve an amendment to the Company’s 1997 Employee Stock Purchase Plan (“ESPP”) to increase by 500,000 the number of shares of common stock reserved for issuance under the Company’s ESPP;

5.	To ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on May 24, 2011 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at our offices located at 123 Saginaw Drive, Redwood City, California 94063 for at least 10 days prior to the meeting and will also be available for inspection at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/
, Secretary

Redwood City, California

May     , 2011

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or follow the instructions on the enclosed proxy card to vote by telephone or via the Internet. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

A.P. PHARMA, INC.

123 Saginaw Drive

Redwood City, California 94063

(650) 366-2626

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 29, 2011

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.edocumentview.com/APPA

2011 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is being solicited on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders to be held on June 29, 2011 at 9:00 a.m. local time at our headquarters located at 123 Saginaw Drive, Redwood City, California 94063, or at any adjournments or postponements thereof (the “Annual Meeting”). The proxy materials and the Annual Report are being mailed to stockholders on or about May     , 2011.

Only holders of our common stock as of the close of business on May 24, 2011 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold our shares in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker.

As of the Record Date, there were              shares of common stock outstanding. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by us which are properly voted, whether by signed proxy card, telephonic or internet voting, that have not been revoked will be voted in accordance with the instructions contained in the proxy cards. For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. This could result in a “broker non-vote” on such a proposal.

Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the Annual Meeting. Abstentions will not affect the outcome of the election of candidates for director. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on the election of directors and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

The proposal to increase the authorized shares of the Company’s common stock to 1,500,000,000 requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares as of the record date. Proxies reflecting abstentions will be treated as votes against this proposal. Brokers are expected to be able to vote shares held for a beneficial owner on this proposal, but are not required to do so. Thus, if the beneficial owner does not give a broker specific voting instructions on this proposal, the beneficially owned shares may be voted, or may be left un-voted and present at the meeting merely as a broker non-vote.

The proposals to: 1) approve the amendment to our 2007 Plan to (a) increase by 90,000,000 the authorized number of shares of common stock reserved for issuance under our 2007 Plan (b) increase the maximum number of shares of our common stock that can be granted to an individual as an equity award in any calendar year from 300,000 shares to 50% of the authorized shares reserved for issuance under our 2007 Plan and c) allow for automatic annual increases to the number of shares authorized for issuance under the 2007 Plan for each of the next three years and 2) increase by 500,000 the number of shares reserved for issuance under the Company’s ESPP require the affirmative vote of a majority of the aggregate votes present, in person or by proxy, at the Annual Meeting. Proxies reflecting abstentions will be treated as votes against these proposals. A broker is not entitled to vote shares held for a beneficial owner on these proposals. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on these proposals and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

The proposal to ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. However, ratification of the selection of Odenberg, Ullakko, Muranishi & Co. LLP is considered a routine matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes are expected on this proposal.

We are not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Secretary at 123 Saginaw Drive, Redwood City, California 94063 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this Proxy Statement is solicited by our Board. We will pay all of the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally, or by telephone, without receiving additional compensation. We, if requested, will also pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The number of Directors currently authorized to serve on our Board in accordance with our bylaws is four.

Certain information regarding each of our Directors, including his age, experience, qualifications, attributes and skills that led the Board to conclude that the individual should serve on the Board and his principal occupation and directorships during the past five years, is set forth below:

Name	Age	Position	Director Since
Paul Goddard, Ph.D.	60	Chairman	2000
John B. Whelan	49	President, Chief Executive Officer and Chief Financial Officer, Director	2011
Kevin C. Tang	44	Director	2009
Gregory Turnbull	72	Director	1986

Paul Goddard, Ph.D. has served as Chairman of our Board since November 2000. Dr. Goddard has served as Chief Executive Officer for ARYx Therapeutics, Inc., a biopharmaceutical company, since 2005 and Chairman of its Board of Directors since 2003. He has also been a Director of Adolor Corporation Inc., a biopharmaceutical company focused on the discovery, development and commercialization of prescription pain management products, since 2000 and of Onyx Pharmaceuticals, Inc., a biopharmaceutical company which develops therapies that target the molecular mechanisms that cause cancer, since 1997. From 1998 to 2000, Dr. Goddard was President and Chief Executive Officer of Elan Corporation, plc’s pharmaceutical division. From 2000 to 2005, Dr. Goddard served as a Director of Xenoport, Inc., a biopharmaceutical company focused on developing and commercializing product candidates that improve the therapeutic benefits of existing drugs, and, from 1998 to 2006, Dr. Goddard served as a Director of Molecular Devices, Inc., a developer of high-performance bioanalytical measurement systems. From 1991 to 1998, Dr. Goddard served as Chairman and Chief Executive Officer of Neurex Corporation, a biopharmaceutical company developing products for pain management. In 1998, Neurex was acquired by Elan. Prior to Neurex, Dr. Goddard held various senior management positions at SmithKline Beecham. Dr. Goddard’s qualifications to serve on our Board include his experience as Chief Executive Officer, Director and Chairman of publicly-traded companies, including biopharmaceutical companies, and his oversight of corporate finance functions.

John B. Whelan was appointed President, Chief Executive Officer and Director in April 2011. Mr. Whelan has served as our Acting Chief Executive Officer since May 2010 and Vice President, Finance and Chief Financial Officer since February 2009. He was Chief Operating Officer and Chief Financial Officer at Raven Biotechnologies, inc., a private company developing antibody-based cancer therapeutics, from April 2002 until the company’s acquisition in July 2008. From January 2000 to March 2002, he was Vice President and Chief Financial Officer at Eos Biotechnology, Inc., a private therapeutic antibodies company. Prior to that, Mr. Whelan held a number of ascending management positions at Hewlett Packard Company, culminating in his tenure as Director of Corporate Development. Mr. Whelan’s qualifications to serve on the Board include his management experience with the Company, which gives him valuable insight into the operations of the Company, and his former executive management positions with other biotechnology companies.

Kevin C. Tang has served as a member of our Board since February 2009. Mr. Tang is the Managing Director of Tang Capital Management, LLC, a life sciences-focused investment company he founded in 2002. Entities managed by Tang Capital Management, LLC hold a significant ownership position in our common stock. From 1993 to 2001, Mr. Tang held various positions at Deutsche Banc Alex Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s Life Sciences research group. He has been a Director of Ardea Biosciences, Inc., a biotechnology company focused on the development of small-molecule therapeutics, since 2003. From June 2009 to September 2010, he was a Director of Penwest Pharmaceuticals Co. and, from July 2010 to September 2010, was the Chairman of its Board of Directors until its acquisition by Endo Pharmaceuticals. From 2001 to 2008, he was a Director of Trimeris, Inc. Mr. Tang’s qualifications to serve on our Board include his experience as a Director of numerous biotechnology companies and his experience as a Managing Director of funds specializing in the area of life sciences.

Gregory Turnbull has served as a member of our Board since February 1986. Mr. Turnbull served as our President and Chief Executive Officer from October 2006 to July 2008 and as our interim Chief Financial Officer from January 2008 to February 2009. Mr. Turnbull has been a private investor and business consultant for over five years. Previously, he was a general partner of Cable & Howse Ventures, a venture capital firm, and also served as an investment banker with Morgan Stanley & Co. and White, Weld & Co. Mr. Turnbull has served as Chairman of the Board for Planar Systems, Inc., a company specializing in designing and marketing specialty display products and systems, since 2005 and as a Director since 1986. Mr. Turnbull was also a Director of a private company from 2001 until 2010. Mr. Turnbull’s qualifications to serve on our Board include his experience as our former President and Chief Executive Officer and Chief Financial Officer, a current Chairman, Director and member of the governance and compensation committees of a publicly-traded company and a former member of the governance, compensation, audit and finance committees of two publicly-traded companies, and a former Director of multiple private companies.

Our other executive officers and their ages and positions are as follows:

Name	Age	Executive Position	Since
Michael A. Adam, Ph.D.	53	Senior Vice Present and Chief Operating Officer	2011
John Barr, Ph.D.	51	Senior Vice President of Research and Development	1997

Michael A. Adam, Ph.D. was appointed Senior Vice President and Chief Operating Officer in April 2011. Dr. Adam has been a consultant with our Company since July 2010. From October 2008 to June 2010, he was Senior Vice President of Pharmaceutical Operations at Spectrum Pharmaceuticals, Inc., a biotechnology company with fully integrated commercial and drug development operations with a primary focus in oncology. From March 2006 to February 2007, Dr. Adam served as Vice President, Drug Development Operations at Anadys Pharmaceuticals, Inc., a biopharmaceutical company dedicated to improving patient care by developing novel medicines for the treatment of hepatitis C. Prior to that, Dr. Adam held various senior positions with Pfizer, Inc., Agouron Pharmaceuticals, Inc. and Bristol-Myers Squibb Company. Dr. Adam received his Ph.D. in organic chemistry at the Massachusetts Institute of Technology.

John Barr, Ph.D. has served as our Senior Vice President, Research and Development since September 2007. He was our Vice President, Research and Development from August 2000 to September 2007 and joined us in 1997 as Director of Pharmaceutical Sciences. Dr. Barr has played a key role in evaluating and developing the potential of our novel delivery systems. Prior to joining us, he served as the Director of Biopharmaceutics for Cortech, Inc., a biotechnology company. Dr. Barr received his Ph.D. in pharmacology from the University of Glasgow in Scotland, after which he pursued post-doctoral studies at the University of Arizona.

There are no family relationships among any of our Directors or executive officers.

There are no current legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business to which we, our executive officers or our Directors are a party. There are no current, nor in the past ten years have there been any, legal proceedings involving our Directors or executive officers related to, among others, (i) federal bankruptcy, (ii) criminal proceedings, (iii) federal or state securities laws, (iv) any judgment, decree or order enjoining a Director or officer from acting as an investment advisor, broker or dealer of securities or engaging in any type of business practice, (v) proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity and (vi) any disciplinary sanctions or orders imposed by stock, commodities or derivatives exchange or other self-regulatory organization.

CORPORATE GOVERNANCE

Our Board met seven times and took action by unanimous written consent two times during fiscal year 2010. The Audit and Finance Committee met five times, the Compensation and Stock Option Committee met four times and the Nominating and Governance Committee met once during fiscal year 2010. Each member of the Board attended 75% or more of the aggregate number of Board and applicable committee meetings on which he served, held during the period for which he was a Director or committee member during 2010.

Board Independence

Our Board has determined that the following Directors are “independent Directors” as defined by the rules of The NASDAQ Stock Market (“NASDAQ”): Dr. Goddard and Mr. Tang. Although the Company’s common stock is not listed on NASDAQ, the Board uses the definition of independence from the NASDAQ listing standards to assess independence of our Directors. Under applicable SEC and NASDAQ rules, the existence of certain “related-party” transactions above certain thresholds between a Director and us are required to be disclosed and preclude a finding by the Board that the Director is independent.

Board Committees

Due to the number of Directors currently authorized to serve on the Board and the inapplicability of the NASDAQ listing standards following our move to the OTC market, the Board of Directors determined that as of April 2011, there is no longer a need for a standing audit and finance committee, compensation and stock option committee and nominating and governance committee. The Board of Directors will assume the responsibilities of the respective committee roles.

Our Board of Directors oversees the corporate accounting and financial reporting process. The Board appoints our independent auditor and oversees and evaluates its work, ensures written disclosures and communicates with the independent auditor, meets with management and the independent auditor to discuss our financial statements, meets with the independent auditor to discuss matters that may affect our financial statements, approves all related-party transactions, provides oversight of risk management and approves professional services provided to us by the independent public accountants. The Board is also responsible for reviewing our plans for providing appropriate financial resources to sustain our operations, including review of our strategic plan and annual operating budget. The Board of Directors has determined that Dr. Goddard qualifies as our financial expert under applicable SEC rules.

Our Board of Directors, acting though our non-employee directors, administers our benefit and equity incentive plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The non-employee directors review and approve goals for our executive officers, and evaluate their performance in light of these goals.

The Board provides oversight with respect to corporate governance. Procedures for the consideration of director nominees recommended by stockholders are set forth in our amended and restated bylaws and are described below.

Board Leadership Structure

The role of our Chairman of the Board is separate from the Chief Executive Officer. The Board has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that our business receives the undivided attention of the Chief Executive Officer.

Director Nomination

Criteria for Board Membership

The Board is responsible for assessing the appropriate balance of experience, skills and characteristics required of our Board. Nominees for director are selected based on their experience, knowledge, integrity, understanding of our business environment and the willingness to devote adequate time to Board duties. The Board uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Board. In selecting candidates for appointment or re-election to the Board, the Board considers the appropriate balance of experience, skills and characteristics required of our Board, as well as potential independence under the rules of the NASDAQ, and with the objective that at least one director qualifies as “financial expert” under the rules of the SEC. When evaluating a candidate for our Board, the Board does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. At minimum, a Director’s qualifications, in light of the above-mentioned criteria, are considered each time the Director is nominated or re-nominated for Board membership.

While our Board does not have a written policy regarding diversity in identifying Director candidates, the Board considers diversity in its search for the best candidates to serve on our Board. The Board looks to incorporate diversity into the Board through a number of demographics, skills, experiences, including operational experience, and viewpoints, all with a view to identify candidates that can assist the Board with its decision making. The Board believes that our current Board reflects a diverse mix of Directors on a number of these factors.

Stockholder Nominees

The Board will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Board c/o the Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. Stockholders seeking to recommend a prospective nominee should follow the instructions under the heading “Communications with Directors” below, and do so within the timeliness requirements described under “Stockholder Proposals for 2012 Annual Meeting” below. The Board did not receive any stockholder nominations during fiscal 2010.

Process for Identifying and Evaluating Nominees

The Board believes we are well-served by our current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will re-nominate incumbent directors who continue to be quali-

fied for Board service and are willing to continue as Directors. The Board determined that the four incumbent Directors who are standing for re-election are sufficient to serve our needs, given the company’s current size and activities. If a vacancy on our Board occurs between annual stockholder meetings, the Board will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be identified based on input from members of our Board, our senior management and a third-party executive search firm, if engaged. The Board will consider persons recommended by our stockholders in the same manner as a nominee recommended by our Board members, management, or a third-party executive search firm. The Board will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Board. Candidates meriting serious consideration will meet with other members of our Board, as deemed appropriate. Based on this input, the Board will evaluate which of the prospective candidates is qualified to serve as a Director and whether this candidate should be appointed to fill a current vacancy on our Board, or presented for the approval of the stockholders, as appropriate. The Board then will make a recommendation as to the person(s) who should be nominated to the Board.

Board Nominees for the 2011 Annual Meeting

Each of the nominees listed in this Proxy Statement is a current director standing for re-election, except for one new Director, John B. Whelan, who was appointed to our Board in April 2011 in conjunction with his appointment as President and Chief Executive Officer of the Company.

Oversight of Risk Management

Our Board is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks including financial risks, strategic and operational risks and risks relating to regulatory and legal compliance. The Board will regularly discuss with management our major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken, and highlighting any new risks that may have arisen since they last met.

The Board manages exposure risks within various areas including: 1) risks relating to our employment policies, executive compensation plans and arrangements, 2) financial risks and taking appropriate actions to help ensure quality financial reporting and 3) risks associated with the independence of the Board and potential conflicts of interest. The Board’s administration of its risk oversight function has not affected the Board’s leadership structure, which separates the roles of our Chairman of the Board and our Chief Executive Officer.

COMMUNICATIONS WITH DIRECTORS

Stockholders and other interested parties who wish to communicate with any Director or committee of our Board may do so using the procedures detailed on our website at www.appharma.com on the Corporate Governance link of the Investor Relations section.

We have a policy of encouraging all Directors to attend the annual stockholder meetings; all of the Directors, except one, attended the 2010 annual stockholder meeting either telephonically or in person.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our Directors, officers and employees. The Code of Ethics is posted on our website at http://www.appharma.com under the caption “Investor Relations.” If we make any substantive amendments to the code of ethics or grant any waiver, including implicit waiver, from a provision of the code of ethics to our principal executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding beneficial ownership of our common stock by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) each of our Directors, (c) our Chief Executive Officer and each other executive officer named in the compensation tables, and (d) all Directors and executive officers as a group. The number of shares reported is as of February 15, 2011, or a later date for information based on filings with the SEC. The information in this table is based solely on statements in filings with the SEC or other reliable information. Unless otherwise indicated, the address of each of the named individuals is c/o A.P. Pharma, Inc., 123 Saginaw Drive, Redwood City, CA 94063. The percentage of ownership is based on 40,143,227 shares of common stock outstanding as of February 15, 2011. Beneficial ownership of shares is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options and warrants exercisable within 60 days of February 15, 2011 are deemed outstanding for computing the percentage of ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. Unless otherwise noted, none of the shares shown as beneficially owned are subject to pledge.

Name		Number of Shares(1)	Percent of Class(1)
Kevin C. Tang, Tang Capital Management, LLC and its affiliates(2)		11,224,853	28.0%
4401 Eastgate Mall San Diego, California 92121

Baker Bros. Advisors, LLC and its affiliates(3)		6,861,818	17.1%
667 Madison Avenue New York, NY 10065
Kevin C. Tang(2)	Director	11,224,853	28.0%
Gregory Turnbull(4)	Director	441,017	*
Paul Goddard(5)	Chairman of the Board	305,433	*
John Barr(6)	Senior Vice President, Research and Development	400,100	*
John B. Whelan(7)	President, Chief Executive Officer and Chief Financial Officer	251,043	*
Ronald Prentki(8)	Former President and Chief Executive Officer	1,094,543	*
Officers and Directors as a group (6 persons)		13,716,989	39.1%

*	Less than 1%.
(1)

Based on shares of common stock issued and outstanding as of February 15, 2011. Assumes the exercise of all outstanding options, warrants and rights to purchase Common Stock held by such person or group to the extent exercisable within 60 days of February 15, 2011, and that no other person has exercised any outstanding stock options. Holders of more than 5% of our outstanding common stock also hold certain convertible securities, including convertible promissory notes, that have limits on the ability of the holders to convert these securities into our common stock if, after such a conversion, the holder would beneficially own more than a stated percentage of our outstanding common stock (e.g., 9.99%). Where these limits are applicable as of February 15, 2011, the shares underlying these convertible securities that are not currently issuable have been excluded from the beneficial ownership calculations.

(2)

Based on information set forth in a Schedule 13D/A filed with the SEC on May 3, 2011 by Tang Capital Management, LLC and its affiliates reporting beneficial ownership of Kevin C. Tang of 11,224,853 shares. Includes 47,945 shares of restricted stock, subject to a right of repurchase which lapses on June 28, 2011. Mr. Tang retains 1,539,000 shares of common stock in a margin brokerage account. Beneficial ownership for Tang Capital and Mr. Tang excludes 30,000,000 shares of common stock potentially issuable upon conversion of $1.2 million of principal amount of the Company’s Secured Convertible Notes due 2021 (the “Notes”). Tang Capital has the right to purchase up to an additional $2,400,000 of principal amount of Notes at any time through May 2, 2013. The Notes have a limit on the ability of the holder to convert the principal and accrued interest, to the extent that the holder would beneficially own greater than 9.99% of the Company’s common stock following the conversion, provided that the holder has the ability to increase or decrease this limitation on conversion upon providing the Company with 61 days of prior written notice.

(3)

Based on information set forth in a Schedule 13D/A filed with the SEC on May 3, 2011 by Felix J. Baker and Julian C. Baker, reporting beneficial ownership of 6,861,818 shares. Shares deemed beneficially owned by Messrs. Baker are held of record by Baker/Tisch Investments, L.P., Baker Bros. Investments II, L.P., 667, L.P., Baker Bros. Life Sciences, L.P., and 14159, L.P. (collectively, “Baker Bros”). Beneficial ownership for Baker Bros and Messers Baker excludes 7,500,000 shares of common stock potentially issuable upon conversion of $300,000 of principal amount of Notes. Baker Bros has the right to purchase up to an additional $600,000 of principal amount of Notes at any time through May 2, 2013. The Notes have a limit on the ability of the holder to convert the principal and accrued interest, to the extent that the holder would beneficially own greater than 9.99% of the Company’s common stock following the conversion, provided that the holder has the ability to increase or decrease this limitation on conversion upon providing the Company with 61 days of prior written notice.

(4)

Includes 175 shares owned by Mr. Turnbull’s spouse, 5,350 shares held in a benefit or retirement plan, 195,750 shares underlying stock options exercisable on or before April 15, 2011 and 47,945 shares of restricted stock, subject to a right of repurchase which lapses on June 28, 2011.

(5)

Includes 11,250 shares held in a family trust, 79,500 shares underlying stock options exercisable within 60 days of February 15, 2011 and 47,945 shares of restricted stock, subject to a right of repurchase which lapses on June 28, 2011.

(6)	Includes 332,625 shares underlying stock options exercisable within 60 days of February 15, 2011.
(7)	Includes 251,043 shares underlying stock options exercisable within 60 days of February 15, 2011. Mr. Whelan was appointed our President, Chief Executive Officer, effective April 24, 2011.
(8)

Includes 1,047,144 shares underlying stock options exercisable within 60 days of February 15, 2011 in accordance with the separation agreement. Mr. Prentki resigned as President, Chief Executive Officer and Director in June 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification

Our restated certificate of incorporation and bylaws provide for indemnification of our Directors, officers and other agents. Each of our current Directors and officers have entered into separate indemnification agreements with us. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Related Party Transactions

Pursuant to our Code of Ethics, our executive officers, Directors and employees must disclose transactions involving actual or apparent conflicts of interest, such as related-party transactions, to the Chairman of the Board. As a matter of policy, all related-party transactions between us and any of our officers, Directors or principal stockholders, are approved by a majority of the independent and disinterested members of our Board, are on terms no less favorable to us than could be obtained from unaffiliated third parties and are in connection with bona fide business purposes.

On April 24, 2011, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Tang Capital Partners, L.P. and Baker Bros. Advisors, LLC and certain affiliated entities (collectively, “Baker Bros”). Mr. Tang, one of our Directors, is the Managing Director of Tang Capital Management, LLC, the general partner of Tang Capital Partners, L.P. Baker Bros beneficially owns approximately 17% of our outstanding common stock. Pursuant to the Purchase Agreement, the Company may issue up to $4.5 million aggregate principal amount of convertible notes due 2021 that are convertible into shares of the Company’s common stock, par value $0.01. The Company received $1.5 million, before expenses, at an initial closing, including $1.2 million from Tang Capital Partners, L.P. and $300,000 from Baker Bros. The purchasers may also purchase their pro rata interest of up to an additional $3.0 million aggregate principal amount of notes from time to time, with such right expiring upon the second anniversary of the initial closing date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and SEC rules, our Directors, executive officers and beneficial owners of more than 10% of any class of equity security (the “Reporting Persons”) are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on our review of copies of these reports and representations of such reporting persons, we believe that during fiscal year 2010, all Reporting Persons satisfied such applicable SEC filing requirements.

EXECUTIVE COMPENSATION

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to us by each person who served as the Chief Executive Officer (“CEO”) during fiscal year 2010 and our next most highly compensated executive officer, who was serving as an executive officer at the end of fiscal year 2010 and whose compensation for fiscal year 2010 exceeded $100,000 (collectively the “Named Executive Officers”). No one served us as an executive officer during 2010 other than our Named Executive Officers.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by the Named Executive Officers.

Name and Principal Position(s)	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compen- sation(2)	All Other Compen- sation(3)	Total
John B. Whelan(5)	2010	$300,000	$—	$363,765	$—	$7,350	$671,115
President, Chief Executive Officer and Chief Financial Officer	2009	259,616	—	211,050	40,000	6,923	517,589

John Barr	2010	302,000	—	363,765	—	17,082	682,847
Sr. Vice President, Research and Development	2009	313,616	—	112,288	47,250	15,450	488,604

Ronald J. Prentki(4)	2010	191,250	—	462,600	—	880,422	1,534,272
Former President and Chief Executive Officer	2009	441,346	56,786	—	72,000	7,350	577,482

(1)

This column represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718, for stock options and awards granted to the Named Executive Officers in 2010 and 2009. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of the stock options and awards can be found under Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010. For additional information on stock options awarded to the Named Executive Officers in 2010 and in prior years, see below under Outstanding Equity Awards at 2010 Fiscal Year-End table, respectively. These amounts reflect the grant date fair value for these stock options and awards, and do not necessarily correspond to the actual value that will be realized by the Named Executive Officers.

(2)

The amounts listed were earned in 2009 and paid in February 2010 and reflect cash awards to the named individuals under the bonus program. No cash incentive or bonus amounts were paid for 2010 performance.

(3)

The stated amounts include a travel allowance for Dr. Barr of $7,800 and $8,100 in 2010 and 2009, respectively, and matching contributions to our 401(k) Plan. We made matching cash contributions equal to 50% of each participant’s con-

tribution during the plan year up to a maximum amount equal to the lesser of 3% of each participant’s annual compensation or $7,350 in 2010 and 2009. The amount for Mr. Prentki includes a severance payment of $850,000 and $25,400 for 12 months of continued COBRA coverage, both related to his resignation in June 2010.

(4)	Mr. Prentki was our President and Chief Executive Officer since July 2008 and resigned in June 2010.
(5)	Mr. Whelan was appointed President and Chief Executive Officer in April 2011. He had been our Acting Chief Executive Officer since May 2010 and Chief Financial Officer since February 2009.

Historically, we have maintained a bonus plan under which employees, including Named Executive Officers, have been eligible for bonus payments. Bonus payments for officers are based on the attainment of corporate goals. Each corporate goal represents a predetermined percentage of the officer’s targeted bonus, which is a pre-determined percentage of the officer’s base pay. During fiscal year 2010, there were no bonuses earned under the bonus plan. In 2009, Messrs. Prentki and Whelan and Dr. Barr earned bonuses of $72,000, $40,000 and $47,250, respectively, which were each paid in February 2010. The performance-based cash bonus plan for 2009 for Messrs. Prentki and Whelan and Dr. Barr consisted of payment of a percentage of year-end base salary based on achievement of corporate objectives. The performance-based cash bonus targets for 2009 for Messrs. Prentki and Whelan and Dr. Barr were 50%, 35% and 35%, respectively, of year-end salary.

In connection with Mr. Prentki’s resignation, we entered into a separation and release agreement with him pursuant to which he was paid cash severance of $850,000 and is entitled to the reimbursement of continued healthcare coverage under COBRA for up to 12 months. In addition, in accordance with his management retention agreement, we provided him with 12 months of accelerated vesting of his outstanding stock options and up to 12 months following his termination of employment to exercise such options.

Retirement Plans

We have established and maintain a retirement savings plan under section 401(k) of the Internal Revenue Code to cover our eligible employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to a 401(k) plan. Our 401(k) plan is qualified under Section 401(a) of the Internal Revenue Code and its associated trust is exempt from federal income taxation under Section 501(a) of the Internal Revenue Code. Our 401(k) plan permits us to make matching contributions on behalf of eligible employees, and we currently make these matching contributions up to a maximum amount equal to the lesser of 3% of each participant’s annual compensation or $7,350 for 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers at December 31, 2010:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Not Exercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
John B. Whelan	15,625		134,375		$0.600	07/08/20	—	$—
	31,250		118,750		1.930	02/17/20
	160,417		189,583	(4)	0.610	02/23/19	—	—

John Barr	15,625		134,375		0.600	07/08/20	—	—
	31,250		118,750		1.930	02/17/20
	61,333		98,667	(3)	0.710	01/16/19	—	—
	53,223		19,769		1.370	01/15/18	—	—
	85,318		31,690		1.370	01/15/18	—	—
	8,568		182		5.120	01/16/17	—	—
	8,750		—		6.400	01/10/16	—	—
	6,250		—		9.800	01/14/14	—	—
	1,875		—		4.280	01/23/13	—	—
	3,125		—		5.760	08/22/12	—	—
	5,000		—		8.000	08/21/11	—	—
	3,750		—		8.000	08/21/11

Ronald J. Prentki	1,020,833	(2)	—		1.190	06/15/11	—	—
	26,311	(2)	—		1.930	06/15/11	—	—

(1)	All unvested options vest ratably monthly over the first four years of the ten-year option term, except where noted.
(2)	Option vested on June 15, 2010 in accordance with the separation agreement and can be exercised on or until June 15, 2011.
(3)	Option vests ratably monthly over the first five years over a 10-year option term.
(4)	Option vested 25% on February 23, 2010 and the remainder ratably over the following 36 months.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

We do not maintain a defined benefit pension plan or a nonqualified deferred compensation plan.

Payments Upon Termination or Change In Control

Payments Upon Termination

In conjunction with the resignation of Mr. Prentki as our President and Chief Executive Officer in June 2010, we made a payment of $850,000 in July 2010 in accordance with his employment agreement. In addition, pursuant to his employment agreement, there was continued vesting of his unvested stock options and lapse of forfeiture and transfer restrictions on restricted stock previously granted to him, both for a 12 month period following his termination. We are also paying health care benefits for up to 12 months following his termination of service.

Potential Payments Upon Termination

On March 23, 2005, we entered into a change of control agreement with Dr. Barr. Dr. Barr’s agreement was amended and restated on November 8, 2007 as a management retention agreement. The agreement was again amended on December 23, 2008 without affecting any of its economic provisions to conform with Treasury Regulations under Section 409A of the Internal Revenue Code. The agreement, as amended, provides that if Dr. Barr’s employment is terminated by us without good cause or by him for good reason, as such terms are defined in his agreement, he shall receive his annual base salary in effect on the date of termination, the average of any bonus paid during each of the three 12-month periods prior to termination, and the continued vesting of his unvested stock options, all for a 12-month period following such termination, and the lapse of all remaining forfeiture and transfer restrictions on restricted stock previously granted to him. Such salary and bonus payments shall be paid in twelve equal monthly installments. We also agreed to pay health care benefits for up to 12 months. In addition, upon a change of control, if he is involuntarily terminated, all of his unvested stock options shall immediately vest.

In conjunction with the appointment of John B. Whelan as our Chief Financial Officer, we entered into a retention and change of control agreement with Mr. Whelan on February 9, 2009. The agreement provides that if Mr. Whelan’s employment is terminated by us without good cause or by him for good reason, as such terms are defined in his agreement, he shall receive his annual base salary in effect on the date of termination, the average of any bonus paid during each of the three 12-month periods prior to termination, and the continued vesting of his unvested stock options and lapse of forfeiture and transfer restrictions on restricted stock previously granted to him, all for a 12-month period following such termination. Such salary and bonus payments shall be paid in twelve equal monthly installments. We also agreed to pay health care benefits for up to 12 months. In addition, upon a change of control, if he is involuntarily terminated, all of his unvested stock options shall immediately vest.

In connection with Mr. Whelan’s appointment as President and Chief Executive Officer, we entered into a management retention agreement with Mr. Whelan on April 25, 2011 (the “Whelan Management Agreement”). The Whelan Management Agreement provides that if Mr. Whelan’s employment is terminated by us not in connection with a change of control, without cause, as such term is defined in the Whelan Management Agreement, or by Mr. Whelan as a result of certain events set forth in the Whelan Management Agreement, then, in such case, during the 12 months after the date of termination (the “Severance Period”), he shall receive (i) an amount equal to the monthly base salary he was receiving immediately prior to the termination, (ii) the average bonus paid during each of the three 12-month periods (or such shorter period of time during which he was eligible for a bonus) prior to termination, and (iii) the immediate vesting of unvested stock options, restricted stock and other equity awards that otherwise would have vested during the Severance Period. We also agreed to reimburse him for, or continue to pay for, health care benefits during the Severance Period, or such date when he is no longer eligible for such benefits under applicable law. In the event Mr. Whelan’s employment is terminated without good cause or he resigns for good reason within 12 months following a change of control of the Company, then in lieu of the above benefits during the 18-month period after the date of termination (the “Change of Control Severance Period”), he shall receive (i) an amount equal to the greater of (A) the base salary he was receiving immediately prior to the termination or (B) the base salary he was receiving immediately prior to the change of control, (ii) 150% of the average bonus paid during each of the three 12-month periods (or such shorter period of time during which he was eligible for a bonus) prior to termination, and (iii) the immediate vesting of unvested stock options, restricted stock and other equity awards. We also agreed to reimburse him for, or continue to pay for, health care benefits during the Change of Control Severance Period, or such date when he is no longer eligible for such benefits under applicable law.

In connection with Dr. Adam’s appointment, the Company entered into a management retention agreement with Dr. Adam on April 25, 2011 (the “Adam Management Agreement”). The Adam Management Agreement provides that if Dr. Adam’s employment is terminated by the Company not in connection with a change of control, without cause, as such term is defined in the Adam Management Agreement, or by Dr. Adam as a result of certain events set forth in the Adam Management Agreement, then, in such case, during the six months after the date of termination (the “Severance Period”), he shall receive (i) an amount equal to the monthly base salary he was receiving immediately prior to the termination, (ii) one-half the average bonus paid during each of the three 12-month periods (or such shorter period of time during which he was eligible for a bonus) prior to termination, and (iii) the immediate vesting of unvested stock options, restricted stock and other equity awards that otherwise would have vested during the Severance Period. The Company also agreed to reimburse him for, or continue to pay for, health care benefits during the Severance Period, or such date when he is no longer eligible for such benefits under applicable law. In the event Dr. Adam’s employment is terminated by the Company without good cause or he resigns for good reason within 12 months following a change of control of the Company, then in lieu of the above benefits, during the twelve months after the date of termination (the “Change of Control Severance Period”), he shall receive (i) an amount equal to the greater of (A) the monthly base salary he was receiving immediately prior to the termination or (B) the base salary he was receiving immediately prior to the change of control, (ii) the average bonus paid during each of the three 12-month periods (or such shorter period of time during which he was eligible for a bonus) prior to termination, and (iii) the immediate vesting of unvested stock options, restricted stock and other equity awards. The Company also agreed to reimburse him for, or continue to pay for, health care benefits during the Change of Control Severance Period, or such date when he is no longer eligible for such benefits under applicable law.

The following table sets forth information regarding potential payments to be made to Mr. Whelan or Dr. Barr if a change of control had occurred and their termination payments were triggered on December 31, 2010, assuming maximum payouts which would occur if a change of control had occurred. The same termination payments would be triggered upon a termination of employment by us without good cause or by executive for good reason, other than the value of acceleration of previously unvested options.

Name	Base Salary ($)	Bonus ($)	Value of Options Previously Unvested ($)(1)	Total
John Barr	$302,000	$44,260	$ —	$346,260
John B. Whelan	300,000	40,000	—	340,000

(1)

The dollar value of unvested stock options is calculated based on the excess of the closing market price of our common stock on December 31, 2010 over the exercise price of these options. Options would be exercisable for a 90-day period beyond potential termination date. There is no value reported as the option exercise price was higher than the closing market price as of December 31, 2010.

Director Compensation

Non-Chair, Non-Employee Director Compensation

Our non-chair, non-employee Directors did not receive cash compensation for their service as members of our Board or any of its committees until April 2011, when the Board enacted prospective cash payments to Mr. Turnbull of $30,000 annually. The following Director compensation information includes compensation paid during 2010 to three Directors who resigned from the Board in early 2011: Stephen R. Davis, Toby Rosenblatt and Robert Zerbe, M.D.

Dr. Zerbe and Messrs. Rosenblatt and Turnbull each received restricted stock awards in 2010 of 109,933 shares of our common stock. The restricted stock awards vested 14,042 shares on May 20, 2010 and 47,946 shares on November 20, 2010. Mr. Turnbull’s remaining restricted stock award of 47,945 shares is scheduled to vest on the day prior to the next annual meeting. Mr. Tang received a restricted stock award of 95,891 shares of our common stock. The restricted stock award vested 47,946 shares on November 20, 2010, and 47,945 shares are scheduled to vest on the day prior to the next annual meeting. Dr. Zerbe and Mr. Rosenblatt resigned effective April 18, 2011 and April 13, 2011, respectively.

Mr. Davis became a member of our Board in February 2010 and received a restricted stock award in 2010 of 31,088 shares of our common stock. The restricted stock vests and all restrictions thereon lapse with respect to one-third of the shares on each anniversary of the date of the grant, subject to Mr. Davis’s continued service on the Board. Mr. Davis voluntarily cancelled his restricted stock award of 31,088 shares on February 16, 2011. Mr. Davis also received a restricted stock award for 95,891 shares of our common stock. The restricted stock award vested 47,946 shares on November 20, 2010, and the remaining 47,945 shares were cancelled upon his resignation from the Board effective February 23, 2011.

Chairman Compensation

Dr. Goddard’s annual cash retainer for his services as Chairman of our Board is $30,000, plus participation in the same equity compensation structure and in the prospective cash compensation as the other non-employee Directors. Dr. Goddard received restricted stock awards in 2010 of 109,933 shares of our common stock. The restricted stock awards vested 14,042 shares on May 20, 2010 and 47,946 shares on November 20, 2010, and 47,945 shares are scheduled to vest on the day prior to the next annual meeting.

The following table shows 2010 compensation for all of our non-employee Directors and our Chairman.

Name(1)	Fees Earned or Paid in Cash	Option Awards(2)	Stock Awards(2)	All Other Compensation	Total
Stephen R. Davis(3)	$—	$—	$130,000	$—	$130,000
Paul Goddard, Ph.D.(4)(6)	30,000	—	97,101	—	127,101
Toby Rosenblatt(4)(7)	—	—	97,101	—	97,101
Kevin Tang(5)	—	—	70,000	—	70,000
Gregory Turnbull(4)(8)	—	—	97,101	—	97,101
Robert Zerbe, M.D.(4)(9)	—	—	97,101	—	97,101

(1)

Mr. Prentki is not included in this table as he received no compensation for his service as a Director. The compensation received by Mr. Prentki as an employee is shown in the Summary Compensation Table.

(2)

Amount represents the aggregate grant date fair value of options and awards computed in accordance with “FASB” “ASC” Topic 718. The assumptions used in calculating the fair value of the stock options and awards can be found under Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)

Mr. Davis joined our Board in February 2010. He resigned effective February 23, 2011. The restricted stock award granted in February 2010 vested one-third of the shares on each anniversary date of the grant. Mr. Davis voluntarily cancelled his restricted stock award granted in February 2010 on February 16, 2011. The restricted stock award granted in May 2010 vested 50% on November 20, 2010. At December 31, 2010, Mr. Davis had restricted stock awards covering 79,033 shares of our common stock outstanding.

(4)

The restricted stock award granted in February 2010, vested 100% on May 20, 2010 and the restricted stock award granted in May 2010, vested 50% on November 20, 2010. Mr. Rosenblatt and Dr. Zerbe resigned effective April 13, 2011 and April 18, 2011, respectively.

(5)

The restricted stock award granted in May 2010, vested 50% on May 20, 2010 and 50% on November 20, 2010. At December 31, 2010, Mr. Tang had restricted stock awards covering 47,945 shares of our common stock outstanding.

(6)	At December 31, 2010, Dr. Goddard had restricted stock awards covering 47,945 shares of our common stock and options to purchase 79,500 shares of our common stock outstanding.
(7)

At December 31, 2010, Mr. Rosenblatt had restricted stock awards covering 47,945 shares of our common stock and stock options to purchase 29,500 shares of our common stock outstanding. Mr. Rosenblatt resigned effective April 13, 2011.

(8)	At December 31, 2010, Mr. Turnbull had restricted stock awards covering 47,945 shares of our common stock and options to purchase 195,750 shares of our common stock outstanding.
(9)

At December 31, 2010, Dr. Zerbe had restricted stock awards covering 47,945 shares of our common stock and options to purchase 28,250 shares of our common stock outstanding. Dr. Zerbe resigned effective April 18, 2011.

Equity Compensation Plan Information

The table below discloses information as of December 31, 2010 with respect to our equity compensation plans that have been approved by stockholders and plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
Stock option and award plans	2,188,282	$1.62	2,039,549
Employee Stock Purchase Plan	—	—	109,158
Equity compensation plans not approved by security holders(1)	1,028,958	1.22	—

Total	3,217,240	$1.49	2,148,707

(1)

In October 2000, we adopted the Non-Qualified Stock Plan covering 62,500 shares. In September 2007, the Board, subject to approval by the Compensation and Stock Option Committee, authorized the reservation for issuance of an additional 1,000,000 shares under the plan and authorized amendments to the plan to limit participation awards to new hires, to provide for stock appreciation rights and to require the exercise price of any non-qualified stock option to be at 100% or more of fair market value. In July 2008, the Board authorized the reservation of another 1,000,000 shares for issuance under the Non-Qualified Stock Plan. The availability of the recently added shares for awards will expire in 2017. Under the Non-Qualified Stock Plan, awards may be granted only as a material inducement to any new hire accepting employment or consultancy with us. The plan provides for the discretionary award of options, restricted stock and stock appreciation rights or any combination of these awards to an eligible person, provided however, that only non-qualified stock options may be granted under the plan. Under the plan, the term of any non-qualified stock option granted may not exceed 10 years, and the exercise price of any such non-qualified stock option must be at least 100% of the fair market value of the Common Stock at the date of grant. Options generally vest over a period of four years. The remaining shares available in the Non-Qualified Stock Plan expired in October 2010.

REPORT OF THE AUDIT AND FINANCE COMMITTEE1

While we do not currently have a standing Audit Committee, the Board of Directors did have an Audit Committee prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”). Prior to the dissolution of the Audit Committee and the filing of the Form 10-K, and under the guidance of a written charter adopted by the Board, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2010, as required by Item 307(d)(3) of Regulation S-K. The Board has assumed the responsibilities of the former Audit Committee, including overseeing our accounting and financial reporting processes and the audit of our financial statements. The Board is further currently responsible for appointing and providing for the compensation of our independent registered public accounting firm.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In this context and in connection with the audited financial statements contained in our Form 10-K, the Board attests that the audit committee, prior to its dissolution:

•  received and reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2010 with our management and Odenberg, Ullakko, Muranishi & Co. LLP, our independent registered public accounting firm;

•  discussed with Odenberg, Ullakko, Muranishi & Co. LLP, the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T regarding “Communications with Audit Committees” ;

•  reviewed the written disclosures and the letter from Odenberg, Ullakko, Muranishi & Co. LLP required by the Securities Acts administered by the Securities and Exchange Commission and in compliance with Rule 3520 of the Public Accounting Oversight Board, discussed with Odenberg, Ullakko, Muranishi & Co. LLP their independence, and concluded that the non-audit services performed by Odenberg, Ullakko, Muranishi & Co. LLP are compatible with maintaining their independence;

•  based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in our Form 10-K as filed with the SEC; and

•  instructed Odenberg, Ullakko, Muranishi & Co. LLP that the audit committee, as then constituted, expects to be advised if there are any subjects that require special attention.

Board of Directors

Paul Goddard, Chairman

John B. Whelan

Kevin C. Tang

Gregory Turnbull

[1]

“The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.”

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by us for the audit and other services provided by Odenberg, Ullakko, Muranishi & Co. LLP for fiscal 2010 and 2009.

	2010	2009
Audit Fees(1)	$149,500	$183,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	29,275	32,413
All other Fees(4)	—	—

Total	$178,775	$215,913

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements and routine regulatory filings.
(2)	Audit-related fees consist primarily of accounting consultations, employee benefit plan audits and services related to business acquisitions and divestitures.
(3)

Tax fees principally include fees for tax compliance and for Section 382 consulting services. Tax compliance fees totaled $23,525 and $22,404 for 2010 and 2009, respectively. Section 382 fees and FIN 48 fees totaled $5,750 and $10,009, respectively for 2010 and 2009.

(4)	All other fees are fees for any services not included in the first three categories.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of four Directors to serve for a one-year term or until the next annual meeting of stockholders and until their successors are elected and qualified. Our Board has unanimously nominated Messrs. Tang, Turnbull and Whelan and Dr. Goddard for election to our Board. The nominees have indicated that they are willing and able to serve as Directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by our Board. The proxies being solicited will be voted for no more than four nominees at the Annual Meeting. The Directors will be elected by a plurality of the votes cast, in person or by proxy at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of Directors.

The Board of Directors recommends a vote “FOR” all Nominees.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Messrs. Tang, Turnbull and Whelan and Dr. Goddard.

PROPOSAL 2—APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

The Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of Common Stock from one hundred million (100,000,000) shares to one billion five hundred million (1,500,000,000) shares.

General Effect of the Amendment

The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company’s Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Reasons for the Amendment

In addition to the 40,064,194 shares of Common Stock outstanding on March 31, 2011, the Board of Directors has reserved 813,664,830 shares for issuance for the Conversion Shares related to the Purchase Agreement, 3,977,270 shares for the exercise of the warrant related to the October 2009 Private Placement and 49,349,524 shares for issuance upon the exercise of options granted or to be granted or issuance of stock in conjunction with stock awards or the Employee Stock Purchase Plan. The Company currently has an insufficient number of authorized shares to allow for the issuance of the Conversion Shares upon conversion of the Notes. If the proposed amendment is approved, the Company would have a sufficient number of authorized shares to issue the Conversion Shares.

Pursuant to the Purchase Agreement, the Company is required to take all action necessary to ensure it has a sufficient number of authorized shares for the purpose of issuance upon conversion of the Notes within the earlier of (a) six months from the initial closing date of May 2, 2011and (b) one business day after the Annual Meeting (the “Increase Deadline”). If the proposed amendment is not approved by stockholders before the Increase Deadline, the Company will be in breach of a covenant under the Purchase Agreement, which, following a ten day cure period, will result in an event of default under the Notes. Pursuant to the terms of the Notes, upon an event of default Note holders will have a right to redeem all or any portion of their Notes.

The Board of Directors has evaluated the Company’s financial needs and has determined that to have the flexibility necessary to use the Company’s capital stock for future business and financial purposes, the number of authorized shares of Common Stock should be increased to 1,500,000,000 shares. Upon stockholder approval of this proposed amendment, the additional shares might be used, without any further stockholder approval, for various purposes, including, without limitation, raising capital, establishing strategic relationships with other companies and expanding the Company’s business through the acquisition of other businesses or products, and/or providing equity incentives to employees, officers or Directors, and stock dividends. In May 2011, the Company announced that we plan to seek additional financing or strategic collaborative arrangements to fund our operations through the expected FDA approval decision for our lead product, APF530. The Company currently has no other specific plans with respect to the issuance of the additional authorized shares of common stock.

No Appraisal or Dissenters Rights

If this proposal is approved and the increase in authorized shares is effected, our stockholders will not have any rights of dissent or appraisal under the General Corporation Law of the State of Delaware.

Potential Anti-Takeover Effect

The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempt directed at the Company), nevertheless, stockholders should be aware that approval of this Proposal 2 could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over the then current market prices.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date will be required to approve this amendment to the Company’s Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors recommends a vote “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock from 100,000,000 to 1,500,000,000.

PROPOSAL 3—AMENDMENT OF OUR 2007 EQUITY INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve an amendment to our 2007 Plan to: a) increase the maximum number of shares of our common stock, par value $0.01 per share (the “Shares”) available for grant under the 2007 Plan by

90,000,000 shares of common stock, b) increase the maximum number of Shares that can be granted to an individual as an equity award in any calendar year from 300,000 shares to 50% of the authorized number of shares reserved for issuance under the 2007 Plan and c) allow for automatic annual increases to the number of shares authorized for issuance under the 2007 Plan for each of the next three years. Such amendment will require the affirmative vote of a majority of the aggregate votes present, in person or by proxy, at the Annual Meeting.

Our 2007 Plan provides equity ownership incentives to our current and prospective management and employees in order to incent and reward superior performance in achieving our long-term objectives. Subject to stockholder approval, our Board has approved the amendment to the 2007 Plan to: a) increase the maximum number of shares of our common stock, par value $0.01 per share available for grant under the 2007 Plan to 95,000,000 shares of common stock reserved for issuance, b) increase the maximum number of shares of our common stock that can be granted to an individual as an equity award from 300,000 to 50% of the authorized number of shares reserved for issuance and c) allow for automatic annual increases to the number of shares authorized for issuance under the 2007 Plan for each of the next three years. The following description of the 2007 Plan is a summary and is qualified by reference to the complete text of the 2007 Plan, which is attached hereto as Exhibit A. You can also request a copy of the 2007 Plan by writing to the attention of our Investor Relations, A.P. Pharma, Inc., 123 Saginaw Drive, Redwood City, California 94063.

Pursuant to the proposed amendment, the total number of shares authorized for issuance under the 2007 Plan would be automatically increased to 14% of the aggregate number of shares of Common Stock a) issued and outstanding and b) issuable upon conversion of the then outstanding senior secured convertible notes due 2021, including any interest amounts added to the outstanding principal due under the notes (the “Notes”). The automatic increase would occur on December 31 for each of 2011, 2012 and 2013. While the number of authorized shares would increase annually for three years, the grant of awards under the 2007 Plan will remain within the discretion of our Board.

DESCRIPTION OF THE 2007 EQUITY INCENTIVE PLAN

On September 26, 2007, our Board approved the A.P. Pharma, Inc. 2007 Plan, which was amended in May 2010, under which 5,000,000 shares of common stock are currently reserved for issuance. Our Board adopted the 2007 Plan because our 2002 Equity Incentive Plan had only approximately 84,000 shares available for grant, and our Non-Qualified Stock Plan was limited to new hires. As a consequence, without approval of the 2007 Plan, we anticipated we would not have sufficient shares available for periodic grants principally to our management and key employees. Our Board believed that we should continue to have a stockholder-approved compensation plan to make compensation awards to attract and retain employees, executive officers, directors and other service providers. The 2007 Plan was approved by our stockholders on December 14, 2007. The stockholder approval of the 2007 Plan was intended to satisfy the stockholder approval requirements under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), so as to permit us to deduct under federal income tax law certain amounts paid under the 2007 Plan to executive officers that might otherwise not be deductible, and to permit us to grant “incentive stock options” eligible for special tax treatment under Code Section 422.

Summary of the 2007 Plan

General. A copy of the 2007 Plan, as amended and restated, is attached to this Proxy Statement as Exhibit A. The following description of the 2007 Plan is a summary and so is qualified by reference to the complete text of the 2007 Plan.

The purpose of the 2007 Plan is to provide equity ownership incentives to current and prospective management and employees in order to incent and reward superior performance in achieving our long-term objectives, with the attendant rewards aligning with increased shareholder value as expressed in higher share prices. Stock options and stock awards, including restricted stock, restricted stock units, stock appreciation rights and similar types of equity awards, may be granted under the 2007 Plan. Options granted under the 2007 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options.

Administration. The 2007 Plan may be administered by our Board, a committee of our Board, or an employee or director delegated by our Board or our Board committee in accordance with the terms of the 2007 Plan (as applicable, the “Administrator”).

Eligibility. Awards may be granted under the 2007 Plan to employees, including our officers, Directors and consultants and our affiliates. Incentive stock options may be granted only to our employees or employees of our subsidiaries, if any. As of December 31, 2010, 24 individuals were eligible to receive awards under the 2007 Plan, including 16 employees, 2 officers and 6 directors. Our Board or committee, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. However, no individual may be granted equity awards under the 2007 Plan covering more than 300,000 shares or 50% of the number of shares authorized for issuance under the 2007 Plan if shareholders approve the amendment and restatement of the 2007 Plan in any calendar year, except that in connection with an individual’s commencement of service with us, he or she may be granted awards covering up to an additional 200,000 shares in the year in which such service commences.

Securities Subject to the 2007 Plan. An aggregate of 5,000,000 shares of common stock is currently reserved for issuance under the 2007 Plan. As of December 31, 2010, the closing price of our common stock was $0.45 per share. Unissued shares subject to awards that are canceled, expire or are forfeited will be available for re-grant or sale under the 2007 Plan. In addition, if an awardee pays the exercise or purchase price of an award through the tendering of shares or if award shares are withheld or tendered to satisfy applicable withholding obligations, the number of shares tendered or withheld shall become available for re-issuance under the 2007 Plan. However, shares that have been issued under the 2007 Plan, whether upon exercise of a stock option or under a stock award, will not be available for future distribution under the 2007 Plan unless the shares are repurchased by or forfeited to the Company upon the awardee’s failure to vest in or otherwise earn the shares.

Terms and Conditions of Options. Each option is evidenced by a stock option agreement between us and the optionee and is subject to the following additional terms and conditions:

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted and the exercise price of an incentive stock option granted to an employee who holds more than 10% of our voting stock may not be less than 110% of the fair market value of the common stock on the date the option is granted. The fair market value of the common stock is the closing price for the shares as quoted on the principal exchange or quotation service for our common stock as of the applicable date. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in our capitalization—see “Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale” below).

Exercise of Option; Form of Consideration. The Administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. Our standard vesting schedule applicable to options granted to employees has been a four-year period from the date of grant or the date of hire, assuming continued employment with us. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, a reduction in the amount of any of our liability owed to the awardee (including any liability attributable to the awardee’s participation in any of our deferred compensation programs or arrangements), any other form of consideration permitted by applicable law (which may include a “net exercise” program) and the Administrator, or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant, although the term of an incentive stock option granted to an employee who holds more than 10% of our voting stock may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Terms and Conditions of Stock Awards. Stock awards may be restricted stock grants, restricted stock units, stock appreciation rights or other similar stock awards (including awards that do not require the awardee to pay any amount in connection with receiving the shares or that have a purchase price that is less than the grant date fair market value of our stock). Each stock award agreement contains provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including qualifying performance criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award or the shares, and (vi) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to each of our Chief Executive Officer or certain of our other most highly compensated officers. Stock options and other stock awards may qualify as performance-based compensation if we satisfy certain requirements in connection with the plan under which the awards are granted.

Under Section 162(m), options and stock appreciation rights will satisfy the “performance-based compensation” exception if the award of the options or stock appreciation rights is made by a committee of the Board consisting solely of two or more “outside directors,” the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or stock appreciation right exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as “performance-based compensation” if such awards are only granted or payable to the recipients based upon the attainment of objectively determinable and pre-established performance goals which are established by a qualifying committee and which relate to performance targets which are approved by the Company’s stockholders.

The 2007 Plan has been designed to permit the Administrator to grant stock options and stock appreciation rights which will qualify as “performance-based compensation.” In addition, to permit awards other than stock options and stock appreciation rights to qualify as “performance-based compensation,” the 2007 Plan provides that the Administrator may grant such awards that vest or become exercisable upon the attainment of performance targets which are related to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, affiliate or business segment (which may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group): (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria.

Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. In the event of any stock split, reverse stock split, stock dividend, combination, reclassification of our common stock or any other change to our capital structure (effected without receipt of our consideration), the Administrator shall make proportionate adjustments to (1) the number of shares of Common Stock covered by each outstanding award under the 2007 Plan, (2) the number of shares of Common Stock which have been authorized for issuance under the 2007 Plan but as to which no awards have yet been granted or which have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an award, (3) each of the share limitations set forth in Section 3 of the 2007 Plan (reserves shares and per person limits) and (4) the price per share of Common Stock covered by each such outstanding award under the 2007 Plan.

In the event of a merger of us with or into another corporation, or the sale of substantially all of our assets, as determined by our Board or the Administrator, our Board or the Administrator, may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise or purchase price applicable) to, each outstanding award; (ii) accelerate the vesting of options and terminate any restrictions on stock awards; and/or (iii) provide for termination of awards as a result of the transaction on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the awardee.

Term of the 2007 Plan and Amendment and Termination of the 2007 Plan. The 2007 Plan shall continue in effect until May 20, 2020 or, if stockholders approve the amendment and restatement of the 2007 Plan, ten years following such approval, unless terminated earlier. The Administrator may amend, alter or discontinue the 2007 Plan or any award agreement at any time. However, we will obtain stockholder approval for any amendment to the 2007 Plan if stockholder approval is necessary or desirable to comply with any applicable law or exchange listing requirements. In addition, we will obtain stockholder approval of any of the following: (i) an increase in the number of shares available for issuance under the 2007 Plan (other than an adjustment on a stock split or other corporate transaction or pursuant to the automatic annual increase, if stockholders approve the amendment and restatement of the 2007 Plan), (ii) a change of the class of persons eligible to receive awards under the 2007

Plan; (iii) a reduction in the minimum exercise prices at which options may be granted; or (iv) any amendment of outstanding options or stock appreciation rights that effects a repricing of such awards. Generally, no amendment of the 2007 Plan shall impair the rights of an outstanding award without the consent of the awardee.

Awards under the 2007 Plan

The following table sets forth the options and restricted stock awards issued under the 2007 Plan that have been received by or allocated as of December 31, 2010 to the following persons or groups: (i) our CEO, (ii) each of our other Named Executive Officers, (iii) our current executive officers as a group and (iv) all current directors who are not executive officers as a group. We do not have any associates of any of such Directors, executive officers or nominees nor do we have any other person who received or is to receive five percent of such options, warrants or rights that have received any awards under the 2007 Plan.

Name	Position	Number of Securities Underlying Options Granted	Number of Securities Underlying Restricted Stock Awards Granted	Total
John B. Whelan(1)	President, Chief Executive Officer and Chief Financial Officer	650,000	—	650,000
John Barr	Sr. Vice President, Research and Development	677,008	—	677,008
Ronald J. Prentki	Former President and Chief Executive Officer	250,000	63,095	313,095
Paul Goddard, Ph.D.	Chairman	12,000	207,183	219.183
Kevin C. Tang	Director	—	95,891	95,891
Gregory Turnbull	Director	200,000	188,933	388,933
All current executive officers as a group		1,327,008	—	1,327,008
All employees, other than current executive officers, as a group		1,061,800	—	1,061,800
All current directors who are not executive officers as a group		212,000	492,007	704,007

(1)	Mr. Whelan was appointed President, Chief Executive Officer and Director in April 2011.

New Plan Benefits. The amount, if any, of equity compensation to be awarded to officers, Directors, employees and consultants is determined from time to time by our Board, as applicable, and is not presently determinable.

Federal Income Tax Consequences. The following is a general summary of the federal income tax consequences of the issuance and exercise of options or other awards under the 2007 Plan. This summary includes general tax principles that apply only to employees who are citizens or residents of the United States and is provided only for general information purposes. The following discussion does not address the tax consequences of Awards that may be subject to and do not comply with the rules and guidance issued pursuant to Section 409A of the Code. Section 409A has implications that affect traditional deferred compensation plans, as well as certain equity awards. Accordingly, additional adverse tax consequences could apply to certain equity awards as a result of Section 409A based on the terms of the equity awards or modifications that have been made to the provisions of the equity awards.

The following discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment of participants in the 2007 Plan. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of personal investment circumstances. This summarized tax information is not tax advice.

Options. The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). We are not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).

The grant of a nonstatutory option having an exercise price equal to the grant date fair market value of our common stock has no federal income tax effect on the optionee. Upon the exercise of a nonstatutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) we are entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. We may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer. In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if our common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. We are entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Restricted Stock Awards. Stock awards will generally be taxed in the same manner as nonstatutory stock options. Shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to us and are not transferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by us. We are entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Restricted Stock Unit Awards. A participant will generally not recognize taxable income at the time of the grant of a restricted stock unit award. When an award is paid (assuming the award is settled at the time that the award vests), the participant will recognize ordinary income. In the event of an award that is settled in shares of our Common Stock at a time following the vesting date, income tax may be deferred beyond vesting and until shares are actually delivered to the participant if deferred in compliance with the timing of distributions and other requirements under Section 409A of the Code. We are entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Section 409A.

Section 409A does not apply to incentive stock options, nonstatutory stock options that have an exercise price that is at least equal to the grant date fair market value and meet certain other requirements and restricted stock or restricted stock unit type awards provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

Tax Effect for the Company. Generally we will be entitled to a tax deduction in connection with an award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to certain of our other most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2007 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2007 Plan has been designed to permit our Board to grant awards which may qualify as performance-based for purposes of satisfying the conditions of Section 162(m) which may permit the Company to receive a federal income tax deduction in connection with such awards.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on this proposal will be required to approve this amendment to the 2007 Plan. As a result, abstentions will have the same effect as a negative votes, while broker non-votes will be disregarded.

The Board of Directors recommends a vote “FOR” the amendment to our 2007 Plan.

PROPOSAL 4—AMENDMENT OF THE COMPANY’S 1997 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

The Board of Directors has approved an amendment, subject to stockholder approval, to the 1997 Employee Stock Purchase Plan (“ESPP”). The following description of the ESPP is a summary and so qualified by reference to the complete text of the ESPP, attached to this proxy statement as Exhibit B. The ESPP permits the Company’s employees to purchase the Company’s Common Stock at a discounted price. This plan is designed to encourage and assist employees of the Company to acquire an equity interest in the Company through the purchase of shares of Company Common Stock. Approximately 17 employees of the Company are eligible to participate in the Purchase Plan. You can request a copy of the 1997 Employee Stock Purchase Plan by writing to the Company to the attention of the Stock Administrator.

Subject to stockholder approval, the Board of Directors has approved an increase of 500,000 shares from 500,000 to 1,000,000 shares, under the ESPP. As of March 31, 2011, 390,842 shares have been issued under the Purchase Plan.

Description of the ESPP

All employees, including executive officers, customarily employed more than 20 hours per week and more than five months per year by the Company are eligible to participate in the ESPP as of the first semi-annual enrollment date following employment. Participants may elect to make contributions up to a maximum of 10% of base earnings. On the last trading date of April and October, the Company applies the funds then in each participant’s account to the purchase of shares. The cost of each share purchased is 85% of the lower of the closing prices for Common Stock on: (i) the first trading day in the enrollment period in which the purchase is made; and (ii) the purchase date. The length of the enrollment period per plan may not exceed a maximum of 24 months. Enrollment dates are the first business day of May and November. The Board may limit the maximum number of shares that may be purchased by a participant during any enrollment period, may limit the length of the enrollment periods and no participant’s right to acquire shares may accrue at a rate exceeding $25,000 of fair market value of Common Stock (determined as the lower of the fair market value on the first trading day in an enrollment period or the fair market value on the purchase date) in any calendar year. Currently, the Board has set the enrollment periods at six months.

The Board of Directors may administer the ESPP or the Board may delegate its authority to a committee of the Board. The Board of Directors may amend or terminate the Purchase Plan at any time and may provide for an adjustment in the purchase price and the number and kind of securities available under the plan in the event of a reorganization, recapitalization, stock split, or other similar event. However, amendments that would increase the number of shares reserved for purchase, or would otherwise require stockholder approval in order to comply with certain federal tax laws, require stockholder approval. Shares available under the plan may be either outstanding shares repurchased by the Company or newly issued shares.

The following table shows the “Dollar Value” and number of shares applicable to the named individuals and groups under the ESPP during the year ended December 31, 2010, purchased on the April and October 2010 purchase dates under the ESPP at a purchase price of $0.5355 and $0.68, respectively, which represent 85% of the closing price on the purchase date. The “Dollar Value” is the difference between the fair market value of the Common Stock on the purchase date of April 30, 2010 or October 31, 2010 and the participant’s purchase price of $0.5355 or $0.68 per share.

Because purchase rights are subject to discretion, including an employee’s decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. No purchase rights have been granted with respect to the additional 500,000 shares for which approval is requested.

PLAN BENEFITS—1997 EMPLOYEE STOCK PURCHASE PLAN

Name and Position	Dollar Value ($)	Number of Shares
John Barr, Ph.D.	$1,932	15,121
Senior Vice President, Research and Development

Non-Executive Officer Employee Group	4,621	33,800

Federal Income Tax Consequences

The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations thereof. Because the applicable rules are complex and because income tax consequences may vary depending upon the individual circumstances of each participant, participants should consult their personal tax advisors concerning federal, state, local and foreign income tax consequences associated with their participation in the Purchase Plan.

In general, participants will not have taxable income or loss under the ESPP until they sell or otherwise dispose of shares acquired under the plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased; and (ii) one year following purchase, a participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the fair market value of the shares at the time of sale over the purchase price). Any additional gain (or loss) from the sale will be long-term capital gain (or loss). The Company is not entitled to an income tax deduction if the holding periods are satisfied.

If the shares are sold or disposed of before the expiration of either of the foregoing holding periods (a “disqualifying disposition”), a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the participant will have a taxable capital gain (or loss) measured by the difference between the sale price and the participant’s purchase price which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on this proposal will be required to approve this amendment to the ESPP. As a result, abstentions will have the same effect as a negative votes, while broker non-votes will be disregarded.

The Board of Directors recommends a vote “FOR” the amendment to the Company’s 1997 Employee Stock Purchase Plan.

PROPOSAL 5—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, our Board has selected Odenberg, Ullakko, Muranishi & Co. LLP as independent registered public accountants to audit our financial statements for the fiscal year ending December 31, 2011.

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accountants for the fiscal year ending December 31, 2011. Odenberg, Ullakko, Muranishi & Co. has audited our financial statements since 2006. Representatives of Odenberg, Ullakko, Muranishi & Co. LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Odenberg, Ullakko, Muranishi & Co. as our independent registered public accounting firm is not required by law or our bylaws or otherwise. However, our Board is submitting the selection of Odenberg, Ullakko, Muranishi & Co. to the stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, our Board will reconsider its selection. Even if the selection is ratified, our Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interest and that of our stockholders.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on this proposal will be required to ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. As a result, abstentions will have the same effect as a negative votes, while broker non-votes, if any, will be disregarded.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither our Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one annual report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement and accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or us by telephone at (650) 366-2626. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding our future materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

FORM 10-K

Our annual report to stockholders on Form 10-K for the year ended December 31, 2010, containing audited balance sheets as of December 31, 2010 and 2009 and audited statements of operations, stockholders’ equity and cash flows for each of the last three years in the period ended December 31, 2010, is being mailed with this Proxy Statement to Stockholders entitled to notice of the annual meeting. The Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2012 Annual Meeting of Stockholders must submit such proposals so as to be received by us at 123 Saginaw Drive, Redwood City, California 94063, on or before December     , 2011. In addition, if we are not notified by February     , 2012 of a proposal to be brought before the 2012 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the Proxy Statement for such meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/

                                 , Secretary

Redwood City, California

May     , 2011

EXHIBIT A

A.P. PHARMA, INC.

FORM OF AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.

The purpose of this Plan is to encourage ownership in A.P. Pharma, Inc., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by a Company’s or Affiliate’s code of conduct or other policies (including without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company or an Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate (including, without limitation, habitual absence from work for reasons other than illness), and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company or an Affiliate.

(i) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, the occurrence of any of the following:

i. an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or such surviving entity immediately outstanding after the Transaction, or, in the case of an Ownership Change Event described in Section 2(bb)(iii), the entity to which the assets of the Company were transferred (the “Transferee” ), as the case may be; or

ii. the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities in the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. The Board may also, but need not, specify that other transactions or events constitute a Change in Control.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means A.P. Pharma, Inc., a Delaware corporation, or its successor.

(n) “Consultant” means any person (including an advisor or an employee of an entity) that is engaged by the Company or any Parent, Subsidiary or Affiliate, to render services and is compensated for such services.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however , if the Company for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Company ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(q) “Director” means a member of the Board.

(r) “Effective Date” means the date of approval of the Plan by the stockholders of the Company in the manner and to the extent required by Applicable Laws.

(s) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Administrator, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

i. If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing price on such date of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the stock is so quoted instead) as quoted on such exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.

ii. If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Administrator in good faith using a reasonable application of a reasonable valuation method without regard to any restriction other than a restriction which, by its terms, will never lapse.

(v) “Grant Date” means, for all purposes, the date on which the Administrator approves the determination of grant of an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Inside Director” means a Director who is an Employee.

(y) “Nasdaq” means the Nasdaq Global Market or its successor.

(z) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement” ). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(cc) “Outside Director” means a Director who is not an Employee.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company.

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(ff) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(gg) “Plan” means this A.P. Pharma, Inc. 2007 Equity Incentive Plan.

(hh) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(kk) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 12.

(ll) “Stock Award” means an award or issuance of Shares, Restricted Stock Units, Stock Appreciation Rights or other similar awards made under Section 12 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement” ).

(mm) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(nn) “Termination of Continuous Service” shall mean ceasing to be in Continuous Service as an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Continuous Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Continuous Service.

(oo) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3. Stock Subject to the Plan.

(a) Aggregate Limits. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 95,000,000 shares of Common Stock, provided that the total number of shares authorized for issuance hereunder shall be automatically increased by a positive number on each of December 31 2011, December 31, 2012 and December 31, 2013 to equal 14% of the aggregate number of shares of Common Stock a) issued and outstanding and b) issuable upon conversion of the then outstanding senior secured convertible notes due 2021, including any interest amounts added to the outstanding principal at the election of the holders. Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. If an Awardee pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall become available for re-issuance thereafter under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) Share Limits. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 50% of the maximum aggregate number of shares that are authorized for issuance at the end of such calendar year, after giving effect to the automatic increase, if any, of shares authorized for issuance pursuant to Section 3(a) of the Plan , except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 200,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4. Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

ii. Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv. Other Administration. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.

v. Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

vi. Nasdaq. To the extent that the Common Stock is then listed on Nasdaq, the Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iv. to approve forms of Award Agreements for use under the Plan;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi. to correct administrative errors;

vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

xi. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards” ). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

xvi. to cause all outstanding Awards held by an Awardee to terminate immediately in their entirety (including as to vested Options) upon first notification to the Awardee of the Awardee’s Termination of Continuous Service for Cause. If an Awardee’s Continuous Service with the Company is suspended pending an investigation of whether the Awardee shall be terminated for Cause, the Administrator has the authority to cause all the Awardee’s rights under all outstanding Awards to be suspended during the investigation period in which event the Awardee shall have no right to exercise any outstanding Awards.

xvii. to determine whether and to what extent the vesting of Awards shall be tolled during any unpaid leave of absence. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

xviii. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5. Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6. Term of Plan.

The Plan shall become effective on the Effective Date. It shall continue in effect for a term of ten (10) years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company unless terminated earlier under Section 15 of the Plan.

7. Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date.

8. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator, or to grant fully vested Options. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v. cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;

vi. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii. any combination of the foregoing methods of payment.

(e) No Option (or Stock Appreciation Right) Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), a Repricing (as defined below) is prohibited without approval by the stockholders of the Company.

“Repricing” means any of the following or any other action that has the same purpose and effect: (a) lowering the exercise price of an outstanding Option or Stock Appreciation Right granted under this Plan after it is granted; (b) any other action affecting an outstanding Option or Stock Appreciation Right granted under this Plan that is treated as a repricing under United States generally accepted accounting principles; (c) canceling an outstanding Option or Stock Appreciation Right granted under this Plan at a time when its exercise or purchase price exceeds the then fair market value of the stock underlying such outstanding Option or Stock Appreciation Right, in exchange for another Option or Stock Appreciation Right or a cash payment, unless the cancellation and exchange occurs in connection with a merger, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off, spin-out, or other similar corporate transaction.

9. Effect of Termination of Continuous Service on Awards

(a) Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service other than as a result of circumstances described in Sections 9(b), (c), (d) and (e) below, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Continuous Service may be exercised by the Awardee until the earlier of (A) three (3) months following Awardee’s Termination of Continuous Service or (B) the expiration of the term of such Award; provided, however, that the Administrator may in the Award Agreement specify a period of time (but not beyond the expiration date of the Award) following Termination of Continuous Service during which the Awardee may exercise the Award as to Shares that were vested and exercisable as of the date of Termination of Continuous Service. To the extent such a period following Termination of Continuous Service is specified, the Award shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(b) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding

Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Continuous Service may be exercised by the Awardee until the earlier of (A) twelve (12) months following Awardee’s Termination of Continuous Service as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Award. If the Participant does not exercise such Award within the time specified, the Award (to the extent not exercised) shall automatically terminate.

(c) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service as a result of the Awardee’s death, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) twelve (12) months following the Awardee’s death or (B) the expiration of the term of such Award. If an Award is held by the Awardee when he or she dies, such Award may be exercised, to the extent the Award is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Award under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Award by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Award is not so exercised within the time specified, such Award (to the extent not exercised) shall automatically terminate. The Awardee’s service shall be deemed to have terminated on account of death if the Awardee dies within three (3) months (or such longer period as determined by the Administrator, in its discretion) after the Awardee’s Termination of Continuous Service.

(d) Termination for Cause. The Administrator has the authority to cause all outstanding Awards held by an Awardee to terminate immediately in their entirety (including as to vested Awards) upon first notification to the Awardee of the Awardee’s Termination of Continuous Service for Cause in accordance with Section 4(b)(xvi) above.

(e) Other Terminations of Continuous Service. The Administrator may provide in the applicable Award Agreement for different treatment of Awards upon Termination of Continuous Service of the Awardee than that specified above.

(f) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Award is to remain exercisable following an Awardee’s Termination of Continuous Service from the periods set forth in Sections 9(a), (b), (c), (d) and (e) above or in the Award Agreement to such greater time as the Administrator shall deem appropriate, provided that in no event shall such Award be exercisable later than the date of expiration of the term of such Award as set forth in the Award Agreement.

(g) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 9(a), (b), (c) and (e) above or in the Award Agreement is prevented by Section 18 below, the Award shall remain exercisable until thirty (30) days after the date the Awardee is notified by the Company that the Award is exercisable, but in any event no later than the Award expiration date.

(h) Extension if Subject to Section 16(b). Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 9(a), (b), (c) and (e) above or in the Award Agreement would subject the Awardee to a suit under Section 16(b) of the Exchange Act, the Award shall remain exercisable until the earliest to occur of (i) the tenth (10 th ) day following the date on which a sale of shares by the Awardee would no longer be subject to suit, (ii) the one hundred ninetieth (190 th ) day after Awardee’s Termination of Continuous Service, or (iii) the Award expiration date.

10. Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 10(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

11. Exercise of Award.

(a) Procedure for Exercise.

i. Any Award granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

ii. An Award shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Award; (B) full payment for the Shares with respect to which the related Award is exercised; and (C) payment of all applicable withholding taxes (if any).

iii. An Award may not be exercised for a fraction of a Share.

(b) Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Award is exercised. Shares issued upon exercise of an Award shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the

Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Award, notwithstanding the exercise of the Award.

12. Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria. The grant, issuance, retention, settlement and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Continuous Service, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder. Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefor as if he or she was an actual stockholder.

(e) Stock Appreciation Rights.

i. General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement.

ii. Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii. Nonassignability of Stock Appreciation Rights. Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

13. Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 10(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share;

(xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements; and (F) mergers, acquisitions or divestitures.

(c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e) Tax Withholding Obligation. As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(f) Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance” ). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(g) Deferral of Award Benefits. The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program” ) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.

14. Adjustments upon Changes in Capitalization, Dissolution, or Change In Control

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award and each of the share limits set forth in Section 3(a) and 3(b), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the shares of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c) Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award;

(ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.

For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(a); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Laws. To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the stockholders. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i. materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 3 or Section 14 of the Plan; or

ii. reduce the minimum exercise prices at which Options may be granted under the Plan (as set forth in Section 8(b)); or

iii. result in a Repricing (as defined in Section 8(e)) of Options or Stock Appreciation Rights; or

iv. change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

16. Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17. No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18. Legal Compliance.

Subject to Section 22, Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21. Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be appointed in accordance with the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

22. Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Arbitration deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c) Forfeiture. The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

23. Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or an Affiliate, members of the Board and any officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in any such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

24. Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

EXHIBIT B

A.P. PHARMA, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

(as amended through May 17, 2011)

1. PURPOSE. This A.P. Pharma, Inc. 1997 Employee Stock Purchase Plan is designed to encourage and assist employees of A.P. Pharma, Inc. and participating subsidiaries to acquire an equity interest in the Company through the purchase of shares of Company common stock.

2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the entity, either the Board or the committee of the Board, responsible for administering this Plan, as provided in Section 3.

(b) “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

(d) “Company” shall mean A.P. Pharma, Inc., a Delaware corporation, and Participating Subsidiaries.

(e) “Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

(f) “Employee” shall mean any individual who is an employee of the Company or a Participating Subsidiary within the meaning of Section 3401(c) of the Code and the Treasury Regulations thereunder.

(g) “Enrollment Date” shall have the meaning set forth in Section 6.

(h) “Fair market value” means as of any given date: (i) the closing price of the Common Stock on the NASDAQ Global Market as reported in the Wall Street Journal; or (ii) if the Common Stock is no longer quoted on the NASDAQ Global Market, but is listed on an established stock exchange or quoted on any other established interdealer quotation system, the closing price for the Common Stock on such exchange or system, as reported in the Wall Street Journal; or (iii) in the absence of an established market for the Common Stock, the fair market value of the Common Stock as determined by the Administrator in good faith.

(i) “Lower Price Enrollment Date” shall have the meaning set forth in Section 6.

(j) “Option Period” shall have the meaning set forth in Section 7(b).

(k) “Participating Subsidiary” shall mean a Subsidiary which has been designated by the Administrator as covered by the Plan.

(l) “Plan” shall mean this A.P. Pharma, Inc. 1997 Employee Stock Purchase Plan, as it may be amended from time to time.

(m) “Purchase Date” shall have the meaning set forth in Section 9(a).

(n) “Section” unless the context clearly indicates otherwise, shall refer to a Section of this Plan.

(o) “Subsidiary” shall mean a “subsidiary corporation” of the Company, whether now or hereafter existing, within the meaning of Section 424(f) of the Code, but only for so long as it is a “subsidiary corporation.”

(p) “Trading Day” means any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded.

3. ADMINISTRATION.

(a) Administrator. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee of the Board (in either case, the “Administrator”). In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is not otherwise prohibited by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or other applicable law. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section 3(a) and revest in the Board the administration of the Plan.

(b) Administrator Determinations Binding. The Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and the options granted under it as it shall deem advisable from time to time, may interpret the terms and provisions of the Plan and the Options granted under it, may correct any defect, omission or inconsistency in the Plan or in any Option; and may otherwise supervise the administration of the Plan and the Options granted under it. The Administrator may establish, under guidelines from the Board, limits on the number of shares which may be purchased by each participant on an annual or other periodic basis or on the number of shares which may be purchased on any Purchase Date. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and all participants in the Plan. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan.

4. NUMBER OF SHARES.

(a) The Company has reserved for sale under the Plan 1,000,000 shares of Common Stock. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan, regardless of source, shall be counted against the 1,000,000 share limitation. If at any Purchase Date, the shares available under the Plan are less than the number all participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the deficit. If, at any Purchase Date, the shares which may be purchased by a participant are restricted on account of a limit on the aggregate shares which may be purchased per employee, purchases under each option shall be reduced proportionately. Any funds that cannot be applied to the purchase of shares due to such reductions shall be refunded to participants as soon as administratively feasible.

(b) In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind, and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

5. ELIGIBILITY REQUIREMENTS.

(a) Each Employee of the Company, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 6 on the first Enrollment Date on or following commencement of his or her employment by the Company or following such period of employment as is designated by the Administrator from time to time. Participation in the Plan is entirely voluntary.

(b) The following Employees are not eligible to participate in the Plan:

(i) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire stock possessing, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company; and

(ii) Employees who are customarily employed by the Company fewer than twenty (20) hours per week or fewer than five (5) months in any calendar year.

6. ENROLLMENT. Any eligible employee may enroll or re-enroll in the Plan each year as of the close of the first trading day of: (a) May and November of each such year; or (b) such other days as may be established by the Board from time to time (the “Enrollment Dates”); provided, that the first Enrollment Date shall be April 30, 1997. In order to enroll, an eligible employee must complete, sign, and submit to the Company an enrollment form. Any enrollment form received by the Company by the 20th day of the month preceding an Enrollment Date (or by the Enrollment Date in the case of employees hired after such 20th day or in the case of the first Enrollment Date), or such other date established by the Administrator from time to time, will be effective on that Enrollment Date. In addition, the Administrator may re-enroll existing participants in the Plan on any Enrollment Date (the “Lower Price Enrollment Date”) on which the fair market value of the Common Stock is lower than the fair market value on such participant’s existing Enrollment Date. A participant may elect not to re-enroll on a Lower Price Enrollment Date by filing a written statement with the Company declaring such election prior to the Lower Price Enrollment Date.

7. GRANT OF OPTION ENROLLMENT.

(a) Enrollment or re-enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of an option to purchase shares of Common Stock from the Company under the Plan. Any participant whose option expires and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires.

(b) Except as provided in Section 10, each option granted under the Plan shall have the following terms:

(i) the option will have a term of not more than twenty-four (24) months or such shorter option period as may be established by the Board from time to time (the “Option Period”). Notwithstanding the foregoing, however, whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of: (A) the completion of the purchase of shares on the last Purchase Date occurring within twenty-four (24) months after the Enrollment Date for such option, or such shorter option period as may be established by the Board before an Enrollment Date for all options to be granted on such date; or (B) the date on which the employee’s participation in the Plan terminates for any reason;

(ii) payment for shares purchased under the option will be made only through payroll withholding in accordance with Section 8;

(iii) purchase of shares upon exercise of the option will be effected only on the Purchase Dates established in accordance with Section 9;

(iv) the option, if not altered, amended or revoked by the Company prior to the relevant Purchase Date, may be accepted only by (x) there having been withheld from the compensation of the employee in accordance with the terms of the Plan amounts sufficient to purchase the Common Stock intended to be purchased under the option, and (y) the employee being employed by the Company and not having withdrawn from the Plan on the relevant Purchase Date.

(v) the price per share under the option will be determined as provided in Section 9;

(vi) the maximum number of shares available for purchase under an option for each one percent (1%) of compensation designated by an employee in accordance with Section 8 will, unless otherwise established by the Board before an Enrollment Date for all options to be granted on such date, be determined by dividing $25,000 by the fair market value of a share of Common Stock on the Enrollment Date, dividing the result by the maximum number of percentage points that an employee may designate under Section 8 at the time such option is granted, and multiplying the result by the number of calendar years included in whole or in part in the period from grant to expiration of the option;

(vii) the option (taken together with all other options then outstanding under this and all other similar stock purchase plans of the Company and any subsidiary of the Company, collectively “Options”) will in no event give the participant the right to purchase shares at a rate per calendar year which accrues in excess of $25,000 of fair market value of such shares, less the fair market value of any shares accrued and already purchased during such year under Options which have expired or terminated, determined at the applicable Enrollment Dates; and

(viii) the option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time.

8. PAYROLL AND TAX WITHHOLDING; USE BY COMPANY.

(a) Each participant shall elect to have amounts withheld from his or her compensation paid by the Company during the Option Period, at a rate equal to any whole percentage up to a maximum of ten percent (10%), or such lesser percentage as the Board may establish from time to time before an Enrollment Date. Compensation includes regular salary payments, annual and quarterly bonuses, hire-on bonuses, cash recognition awards, commissions, overtime pay, shift premiums, and elective contributions by the participant to qualified employee benefit plans, but excludes all other payments including, without limitation, long-term disability or workers compensation payments, car allowances, employee referral bonuses, relocation payments, expense reimbursements (including but not limited to travel, entertainment, and moving expenses), salary gross-up payments, and non-cash recognition awards. The participant shall designate a rate of withholding in his or her enrollment form and may elect to increase or decrease the rate of contribution effective as of any Enrollment Date, by delivery to the Company, not later than ten (10) days before such Enrollment Date, of a written notice indicating the revised withholding rate.

(b) Payroll withholdings shall be credited to an account maintained for purposes of the Plan on behalf of each participant, as soon as administratively feasible after the withholding occurs. The Company shall be entitled to use the withholdings for any corporate purpose, shall have no obligation to pay interest on withholdings to any participant, and shall not be obligated to segregate withholdings.

(c) Upon disposition of shares acquired by exercise of an option, the participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other tax (and similar) withholdings that the Company determines, in its discretion, are required due to the disposition, including any such withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A participant shall make such similar provisions for payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

9. PURCHASE OF SHARES.

(a) On the last Trading Day immediately preceding an Enrollment Date (other than the first Enrollment Date), or on such other days as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date (each a “Purchase Date”), the Company shall apply the funds then credited to each participant’s payroll withholdings account to the purchase of whole shares of Common Stock. The cost to the participant for the shares purchased under any option shall be not less than eighty-five percent (85%) of the lower of:

(i) the fair market value of the Common Stock on the Enrollment Date for such option; or

(ii) the fair market value of the Common Stock on the date such option is exercised.

(b) Any funds in an amount less than the cost of one share of Common Stock left in a participant’s payroll withholdings account on a Purchase Date shall be carried forward in such account for application on the next Purchase Date.

(c) Notwithstanding the terms of Section 9(a), no funds credited to any employee’s payroll withholdings account shall be used to purchase Common Stock on any date prior to the date that the Plan has been approved by the stockholders of the Company, as noted in Section 21. If such approval is not forthcoming within one year from the date that the Plan was approved by the Board of Directors, all amounts withheld shall be distributed to the participants as soon as administratively feasible.

10. WITHDRAWAL FROM THE PLAN. A participant may withdraw from the Plan in full (but not in part) at any time, effective after written notice thereof is received by the Company. Unless the Administrator elects to permit a withdrawing participant to invest funds credited to his or her withholding account on the Purchase Date immediately following notice of withdrawal, all funds credited to a participant’s payroll withholdings account shall be distributed to him or her without interest within sixty (60) days after notice of withdrawal is received by the Company. Any eligible employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 6.

11. TERMINATION OF EMPLOYMENT. Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to partic-

ipate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary or legal representative, all amounts credited to the participant’s payroll withholdings account; provided, however, that if a participant ceases to be employed by the Company because of the commencement of employment with a Subsidiary of the Company that is not a Participating Subsidiary, funds then credited to such participant’s payroll withholdings account shall be applied to the purchase of whole shares of Common Stock at the next Purchase Date and any funds remaining after such purchase shall be paid to the participant.

12. DESIGNATION OF BENEFICIARY.

(a) Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt in written form by the Company and shall control over any disposition by will or otherwise.

(b) As soon as administratively feasible after the death of a participant, amounts credited to his or her account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator, or other legal representative of the participant’s estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary written instructions.

13. ASSIGNMENT.

(a) The rights of a participant under the Plan shall not be assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

(b) A participant’s right to purchase shares under the Plan shall be exercisable only during the participant’s lifetime and only by him or her, except that a participant may direct the Company in the enrollment form to issue share certificates to the participant and his or her spouse in community property, to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator.

14. ADMINISTRATIVE ASSISTANCE. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section 13(b).

15. COSTS. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

16. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the related Treasury Regulations. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 16 shall take precedence over all other provisions of the Plan.

17. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

18. MODIFICATION AND TERMINATION.

(a) The Board may amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment shall require stockholder approval, except:

(i) for an increase in the number of shares reserved for purchase under the Plan;

(ii) to the extent required for the Plan to comply with Section 423 of the Code;

(iii) to the extent required by other applicable laws, regulations or rules; or

(iv) to the extent the Board otherwise concludes that stockholder approval is advisable.

(b) In the event the Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as administratively feasible.

(c) In the event of the sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, or the dissolution or liquidation of the Company, each option outstanding under the Plan shall be assumed by any purchaser of all or substantially all of the assets of the Company or by a successor by merger to the Company (or the parent company of such purchaser or successor) in compliance with Section 424 of the Code, unless otherwise provided by the Board in its sole discretion, in which event, a Purchase Date shall occur immediately before the effective date of such event.

19. RIGHTS AS AN EMPLOYEE. Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the Company’s right to terminate the employment of any person at any time with or without cause.

20. RIGHTS AS A SHAREHOLDER; DELIVERY OF CERTIFICATES. Unless otherwise determined by the Board, certificates evidencing shares purchased on any Purchase Date shall be delivered to a participant only if he or she makes a written request to the Administrator. Participants shall be treated as the owners of their shares effective as of the Purchase Date.

21. BOARD AND SHAREHOLDER APPROVAL. The Plan was approved by the Board of Directors on March 5, 1997, and by the holders of a majority of the votes cast at a duly held shareholders’ meeting on June 18, 1997, at which a quorum of the voting power of the Company was represented in person or by proxy.